UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2008

HYDROGEN ENGINE CENTER, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50542	82-0497807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2502 East Poplar Street, Algona, Iowa 50511
(Address of principal executive offices)

Registrant's telephone number, including area code: (515) 295-3178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of November 21, 2008 Ted Hollinger has resigned from the Board of Directors of the company and has requested that the Board accept his resignation as Acting President and Chief Executive Officer of the Company.

Mr. Hollinger's decision to step down from his management and board positions with the company was prompted in large part by health concerns. Mr. Hollinger will devote his efforts to the maintenance and future development of HEC patents and other proprietary technology.

In response to Mr. Hollinger’s request, the Board of Directors has named Michael Schiltz, currently the Vice President of Operations at HEC, as Acting President of HEC Iowa and HEC Nevada and has appointed him to the Boards of Directors of those entities. The Board has also announced the appointment of David McManamy as the Interim Chairman of the Board for HEC Iowa and HEC Nevada. Brief biographies for Mr. Schiltz and Mr. McManamy are attached.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Hydrogen Engine Center, Inc., dated November 26, 2008, attached to the Form 8-K filed with the Commission on November 26, 2008.

99.2	Biography for David McManamy

99.3	Biography for Mike Schiltz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN ENGINE CENTER, INC.
(Registrant)

By: /s/ Sandra Batt
-----------------------
Name: Sandra Batt
Title: Chief Financial Officer

Date: December 1, 2008